EXHIBIT 21
HONEYWELL INTERNATIONAL INC.
SUBSIDIARIES OF THE REGISTRANT

Name	Country or State of Incorporation	Percent Ownership
AlliedSignal Aerospace Service LLC	Delaware	100%
BW Technologies Partnership	Canada	100%
CAES Systems Holdings LLC	United States	100%
Cedar Court Indemnity Company	Vermont	100%
COM DEV Europe Limited	United Kingdom	100%
ConverDyn	Delaware	50%
Eclipse, Inc.	Illinois	100%
Elster GmbH	Germany	100%
Elster Group GmbH	Germany	100%
ELSTER METERING LTD.	United Kingdom	100%
Elster Metering Pty Ltd	Australia	100%
Elster S.A.S.	France	100%
Elster s.r.o.	Slovakia	100%
EMS Defense Technologies, Inc.	Georgia	100%
EMS Technologies Canada Ltd.	Canada	100%
Friedland Doggart Group Limited	United Kingdom	100%
Garrett Thermal Systems Limited	United Kingdom	100%
Grimes Aerospace Company	Delaware	100%
Hand Held Products, Inc.	Delaware	100%
Honeywell (China) Co. Ltd.	China	100%
Honeywell (Tianjin) Limited	China	100%
Honeywell Advanced Limited	Ireland	100%
Honeywell Advanced Materials (China) Co. Ltd.	China	100%
Honeywell Aerospace Avionics Malaysia Sdn Bhd	Malaysia	100%
Honeywell Aerospace de Mexico, S.de R.L. de C.V.	Mexico	100%
Honeywell Aerospace De Puerto Rico, Inc.	Puerto Rico	100%
Honeywell Aerospace GmbH	Germany	100%
Honeywell Aerospace Olomouc s.r.o	Czech Republic	100%
Honeywell Aerospace Singapore Pte. Ltd.	Singapore	100%
Honeywell Aerospace UK	United Kingdom	100%
Honeywell Analytics Inc.	Texas	100%
Honeywell Automation and Control Products Ltd.	Saudi Arabia	100%
Honeywell Automation Control Solutions (China) Co. Ltd.	China	100%
Honeywell Automation India Limited	India	75%
Honeywell Automation Technology (China) Co. Ltd.	China	100%
Honeywell Automotive de Mexico S. de R.L. de C.V.	Mexico	100%
Honeywell Avionics (Shanghai) Co., Ltd.	China	100%
Honeywell B.V.	Netherlands	100%
Honeywell Building Solutions GmbH	Germany	100%
Honeywell Chile S.A.	Chile	100%
Honeywell Co., Ltd.	Korea, Republic of	100%
Honeywell Control Systems Limited	United Kingdom	100%

Name	Country or State of Incorporation	Percent Ownership
Honeywell Deutschland Holding GmbH	Germany	100%
Honeywell Electronic Materials Taiwan Co. Ltd.	Taiwan (Province of China)	100%
Honeywell Electronic Materials Thailand Limited	Thailand	100%
Honeywell Electronic Materials, Inc.	Washington	100%
Honeywell Europe BV	Belgium	100%
HONEYWELL FINANCE ONTARIO LP	Canada	100%
Honeywell Fluorine Products Europe B.V.	Netherlands	100%
Honeywell GmbH	Germany	100%
Honeywell Holdings International Inc.	Delaware	100%
Honeywell International India Private Limited	India	100%
Honeywell International Sarl	Switzerland	100%
Honeywell International Sdn. Bhd.	Malaysia	100%
Honeywell International UK Limited	United Kingdom	100%
Honeywell Japan Ltd.	Japan	100%
Honeywell Life Safety Romania SRL	Romania	100%
Honeywell Limited	Australia	100%
Honeywell Limited (Hong Kong)	Hong Kong	100%
Honeywell Limited/Honeywell Limitee	Canada	100%
Honeywell Middle East B.V.	Netherlands	100%
Honeywell Middle East FZE	United Arab Emirates	100%
Honeywell N.V. (Belgium)	Belgium	100%
Honeywell Performance Material and Tech. (China) Co. Ltd.	China	100%
Honeywell Performance Materials & Technologies Korea Ltd	Korea, Republic of	100%
Honeywell Productivity Solutions B.V.	Netherlands	100%
Honeywell Products & Solutions Sarl	Switzerland	100%
Honeywell Pte. Ltd.	Singapore	100%
Honeywell S.A.S	France	100%
Honeywell S.L.	Spain	100%
Honeywell S.r.l.	Italy	100%
Honeywell Safety Products Europe SAS	France	100%
Honeywell Safety Products USA, Inc.	Delaware	100%
Honeywell Sensing and Control China Co Ltd	China	100%
Honeywell Specialty Chemicals Seelze GmbH	Germany	100%
Honeywell spol. s.r.o.	Czech Republic	100%
Honeywell Taiwan Limited	Taiwan (Province of China)	100%
Honeywell Technology Solutions Lab Private Limited	India	100%
Honeywell Teknoloji Anonim Sirketi	Turkey	100%
Honeywell Trading (Shanghai) Co. Ltd.	China	100%
Honeywell Turki Arabia Limited	Saudi Arabia	75%
Honeywell UK Limited	United Kingdom	100%
Honeywell, S.A. de C.V	Mexico	100%
Intelligrated Headquarters, LLC	Delaware	100%
Intelligrated Systems, Inc.	Delaware	100%
Intelligrated Systems, LLC	Delaware	100%

Name	Country or State of Incorporation	Percent Ownership
Intermec Technologies (S) Pte. Ltd.	Singapore	100%
International Turbine Engine Company LLC	Delaware	51%
KAC Alarm Company Limited	United Kingdom	100%
King's Shoe Manufacturing Pte. Ltd	Singapore	100%
Life Safety Distribution GmbH	Switzerland	100%
Maxon Corporation	Indiana	100%
Metro (Suzhou) Technologies Co., Ltd.	China	100%
Morning Pride Manufacturing LLC	Delaware	100%
Notifier Italia S.r.l.	Italy	100%
Novar ED And S Limited	United Kingdom	100%
Novar GmbH	Germany	100%
Novar Systems Limited	United Kingdom	100%
O & S Holdings (Vic) Pty. Ltd.	Australia	100%
Quantinuum	Cayman Islands	58%
Rocky Research	Nevada	100%
Shanghai UOP Ltd.	China	70%
Sinopec Honeywell Tianjin Limited	China	55%
Sparta Systems, Inc.	New Jersey	100%
Sperian Protection SAS	France	100%
TRANSNORM SYSTEM GmbH	Germany	100%
Transnorm System Inc.	Delaware	100%
Tridium, Inc.	Delaware	100%
UOP CH Sarl	Switzerland	100%
UOP India Private Limited	India	100%
UOP Limited	United Kingdom	100%
UOP Process Technology Co., Ltd.	China	100%
UOP Services Limited	United Kingdom	100%
Vocollect, Inc.	Pennsylvania	100%
Xian System Sensor Electronics Ltd	China	60%